UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES ACT OF 1934

August 9, 2004

Commission File Number 000-21755

iGATE CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	25-1802235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Commerce Drive Suite 500 Pittsburgh, PA	15275
(Address of Principal Offices)	(Zip Code)

(412) 503-1131

(Registrant’s Telephone Number, Including Area Code)

EXPLANATORY NOTE

This Amendment on Form 8-K/A of iGate Corporation amends the company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission (“SEC”) on June 8, 2004. This Amendment adds a new Item 2 and revises Item 7 thereof. This Amendment modifies the company’s prior disclosure concerning the sale of two international staffing company subsidiaries, iGATE Australia Pty Ltd., headquatered in Sydney, Australia, and Direct Resources Scotland Ltd., located in Edinburgh, Scotland.

This Amendment is being filed in accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended. For purposes of this Form 8-K/A, each item of the company’s Form 8-K filed on June 8, 2004 with the SEC has been amended and restated in its entirety. No attempt has been made in this Form 8-K to modify or update other disclosures as presented in the Form 8-K filed on June 8, 2004 with the SEC, except as required to reflect such amendments.

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS.

iGate Corporation sold two international staffing company subsidiaries, iGATE Australia Pty Ltd., headquartered in Sydney, Australia, and Direct Resources Scotland Ltd, located in Edinburgh, Scotland.

The sale of iGATE Australia Pty Ltd. was a stock for cash transaction and was completed on June 2, 2004. iGate Corporation sold its customer and contractor agreements in Scotland for cash as of April 1, 2004. For 2003, both operations combined had approximately $47.0 million in revenues with operating losses of approximately $(0.4) million. The purchase price received in cash for both transactions was approximately $10.0 million.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired

Not applicable

(b) Pro forma financial information

The pro forma financial information of iGate Corporation reflecting the disposition of iGATE Australia Pty Ltd. and Direct Resources Scotland Ltd will be filed by amendment not later than sixty days after the date that the initial report on Form 8-K must be filed.

(c) Exhibits.

10.1	Agreement dated April 21, 2004 between Direct Resources Scotland Limited and Head Resourcing Limited.

10.2	Share Sale Deed dated June 2, 2004 between iGate, Inc. and Peoplebank Australia Pty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iGATE CORPORATION

August 9, 2004	/s/ MICHAEL ZUGAY
Michael Zugay
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

(c)	Exhibits

Exhibit No.
10.1	Agreement dated April 21, 2004 between Direct Resources Scotland Limited and Head Resourcing Limited.

10.2	Share Sale Deed dated June 2, 2004 between iGate, Inc. and Peoplebank Australia Pty Ltd.